Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned Chief Executive Officer and Chief Financial Officer of Choice Bancorp, Inc. (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations o f the Registrant.

CHOICE BANCORP, INC.

Date:	July 6, 2011	By: /s/ J. Scott Sitter
J. Scott Sitter
President and Chief Executive Officer

Date:	July 6, 2011	By: /s/ John F. Glynn
John F. Glynn
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Choice Bancorp, Inc.. and will be retained by Choice Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.